Exhibit T3A.22

Tre Hargett Secretary of State	Division of Business Services Department of State State of Tennessee 312 Rosa L. Parks AVE, 6th FL Nashville, TN 37243-1102

CBL Lebcon I HoldCo, LLC	August 25, 2021
CBL CENTER, SUITE 500
2030 HAMILTON PLACE BLVD.
CHATTANOOGA, TN 37421

Filing Acknowledgment

Please review the filing information below and notify our office immediately of any discrepancies.

SOS Control # :	001232796	Formation Locale: TENNESSEE
Filing Type:	Limited Liability Company - Domestic	Date Formed: 08/25/2021
Filing Date:	08/25/2021 4:00 PM	Fiscal Year Close: 12
Status:	Active	Annual Report Due: 04/01/2022
Duration Term:	Perpetual	Image # : B1088-5196
Managed By:	Member Managed
Business County:	HAMILTON COUNTY

Document Receipt
Receipt # : 006589035	Filing Fee:	$300.00
Payment-Credit Card - State Payment Center - CC #: 3812992890		$300.00

Registered Agent Address:	Principal Address:
CORPORATION SERVICE COMPANY	CBL CENTER, SUITE 500
2908 POSTON AVE	2030 HAMILTON PLACE BLVD.
NASHVILLE, TN 37203-1312	CHATTANOOGA, TN 37421

Congratulations on the successful filing of your Articles of Organization for CBL Lebcon I HoldCo, LLC in the State of Tennessee which is effective on the date shown above. You must also file this document in the office of the Register of Deeds in the county where the entity has its principal office if such principal office is in Tennessee. Please visit the Tennessee Department of Revenue website (www.tn.gov/revenue) to determine your online tax registration requirements. If you need to obtain a Certificate of Existence for this entity, you can request, pay for, and receive it from our website.

You must file an Annual Report with this office on or before the Annual Report Due Date noted above and maintain a Registered Office and Registered Agent. Failure to do so will subject the business to Administrative Dissolution/Revocation.

/s/ Tre Hargett
Tre Hargett
Secretary of State

Phone (615) 741-2286 * Fax (615) 741-7310 * Website: http://tnbear.tn.gov/

ARTICLES OF ORGANIZATION LIMITED LIABILITY COMPANY SS-4270
Tre Hargett Secretary of State Division of Business Services
Department of State
State of Tennessee
312 Rosa L. Parks AVE, 6th FL
Nashville, TN 37243-1102
(615) 741-2286
Filing Fee: $50.00 per member
(minimum fee - $300.00, maximum fee= $3,000.00)
For Office Use Only -FILED- Control# 001232796
The Articles of Organization presented herein are adopted in accordance with the provisions of the Tennessee Revised Limited Liability Company Act.
1.    The name of the Limited Liability Company is: CBL Lebcon I HoldCo, LLC
(Note: Pursuant to the provisions of T.C.A. §48-249-106, each Limited Liability Company name must contain the words “Limited Liability Company” or the abbreviation “LLC” or “L.L.C.”)
2.    Name Consent: (Written Consent for Use of Indistinguishable Name)
☐This entity name already exists in Tennessee and has received name consent from the existing entity.
3.    This Company has the additional designation of: None
4.    The name and complete address of the Limited Liability Company’s initial registered agent and office located in the state of Tennessee is:
CORPORATION SERVICE COMPANY
2908 POSTON AVE
NASHVILLE, TN 37203-1312
DAVIDSON COUNTY
5.    Fiscal Year Close Month: December
6.    If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is: (none) (Not to exceed 90 days)
7.    The Limited Liability Company will be:
☑ Member Managed ☐ Manager Managed ☐ Directior Managed
8.    Number of Members at the date of filing: 1
9.    Period of Duration: Perpetual
10.    The complete address of the Limited Liability Company’s principal executive office is: CBL CENTER, SUITE 500
2030 HAMILTON PLACE BLVD.
CHATTANOOGA, TN 37421
HAMILTON COUNTY
SS-42270 (Rev. 12/12) RDA 2458
B1088-5196 08/25/2021 4:00 PM Received by Tennessee Secretary of State Tre Hargett

ARTICLES OF ORGANIZATION LIMITED LIABILITY COMPANY SS-4270
Tre Hargett Secretary of State Division of Business Services
Department of State
State of Tennessee
312 Rosa L. Parks AVE, 6th FL
Nashville, TN 37243-1102
(615) 741 -2286
Filing Fee: $50.00 per member
(minimum fee - $300.00, maximum fee= $3,000.00)
For Office Use Only -FILED- Control# 001232714
The name of the Limited Liability Company is: CBL Lebcon I HoldCo, LLC
11. The complete mailing address of the entity (if different from the principal office) is:
CBL CENTER, SUITE 500
2030 HAMILTON PLACE BLVD.
CHATTANOOGA, TN 37421
12. Non-Profit LLC (required only if the Additional Designation of “Non-Profit LLC” is entered in section 3.)
☐ I certify that this entity is a Non-Profit LLC whose sole member is a nonprofit corporation, foreign or domestic, incorporated under or subject to the provisions of the Tennessee Nonprofit Corporation Act and who is exempt from franchise and excise tax as not-for-profit as defined in T.C.A. §67-4-2004. The business is disregarded as an entity for federal income tax purposes.
13. Professional LLC (required only if the Additional Designation of “ Professional LLC” is entered in section 3.)
☐ I certify that this PLLC has one or more qualified persons as members and no disqualified persons as members or holders. Licensed Profession:
14. Series LLC (optional)
☐ I certify that this entity meets the requirements of T.C.A. §48-249-309(a) & (b)
15. Obligated Member Entity (list of obligated members and signatures must be attached)
☐ This entity will be registered as an Obligated Member Entity (OME) Effective Date: (none)
☐ I understand that by statute: THE EXECUTION AND FILING OF THIS DOCUMENT WILL CAUSE THE
MEMBER(S) TO BE PERSONALLY LIABLE FOR THE DEBTS, OBLIGATIONS AND LIABILITIES OF THE
LIMITED LIABILITY COMPANY TO THE SAME EXTENT AS A GENERAL PARTNER OF A GENERAL 0
PARTNERSHIP. CONSULT YOUR ATTORNEY.
16. This entity is prohibited from doing business in Tennessee:
☐ This entity, while being formed under Tennessee law, is prohibited from engaging in business in Tennessee.
17. Other Provisions:
Electronic Authorized Person Signature Title/Signer’s Capacity
Jeffery V. Curry Aug 25, 2021 4:00PM
Printed Name Date SS-4270 (Rev. 12/12) RDA 2458
B1088-5197 08/25/2021 4:00 PM Received by Tennessee Secretary of State Tre Hargett